EXHIBIT 99.2

Investor Update
                                                                                                                                          July 28, 2011

This investor update provides Spirit’s investor guidance for the third quarter ending September 30, 2011 and full year 2011. All data is based on preliminary estimates.

Capacity – Available Seat Miles (ASMs)	1Q11A	2Q11A	3Q11E	4Q11E	FY2011E
ASMs Year-over-Year % Change	20.9%	27.5%	11.6%	5.6%	15.7%

	3Q11E

Operating Expense per ASM (CASM) (cents)
CASM	9.94 - 9.99
Less: Fuel expense per ASM (1)	4.38
CASM ex-fuel	5.56 - 5.61

Fuel Expense per Gallon($)
Fuel cost*	$3.36
Less: Unrealized mark-to-market gains and losses (1)	n/a
Economic fuel cost	$3.36

Fuel gallons (thousands)	31,925

*Includes fuel taxes, and into-plane fuel cost

	3Q11E	FY2011E
Effective Tax Rate	37.9%	37.9%

Share Count (thousands)
Basic
Diluted
	3Q11E	FY2011E Pro forma
Wtd. Average Share Count (thousands)
Basic	72,131	72,100
Diluted	72,776	72,745

Capital Expenditures ($millions)	Full Year 2011E
Capital expenditures	$10
Pre-delivery deposits paid	$40
Pre-delivery deposits (refunded)	$(6)

Fuel Hedges	% of Est.		Average price
Period	Volume	Instrument	Put/gal	Call /gal
3Q11	3%	Jet fuel collars	$2.18	$2.36

Refining Margin
Hedges	% of Est.		Average price
Period	Volume	Instrument	per gallon
3Q11	46%	Heating Oil	$0.0628
4Q11	17%	Heating Oil	$0.0602

 Footnotes

(1)	Unrealized mark-to-market gains and losses are comprised of estimated non-cash adjustments to aircraft fuel expense.

Forward-Looking Statements
Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events.  When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe our objectives, plans or goals, or actions we may take in the future, are forward-looking statements.  All forward-looking statements in this release are based upon information available to the Company on the date of this release.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations, including the competitive environment in the airline industry; the Company’s ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company’s ability to generate non-ticket revenues; and government regulation.  Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s IPO prospectus dated May 25, 2011.